Exhibit p(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of THE PLANTERS FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                                  TITLE                                DATE


/S/JOHN F. DONAHUE                          Chairman and Trustee                October 28, 1999
John F. Donahue                             (Chief Executive Officer)

/S/EDWARD C. GONZALES                       President and Treasurer             October 28, 1999
Edward C. Gonzales                          (Principal Financial and
                                            Accounting Officer)
                                            and Trustee

/S/THOMAS G. BIGLEY                         Trustee                             October 28, 1999
Thomas G. Bigley

/S/NICHOLAS P. CONSTANTAKIS                 Trustee                             October 28, 1999
Nicholas P. Constantakis

/S/JOHN T. CONROY, JR.                      Trustee                             October 28, 1999
John T. Conroy, Jr.

/S/WILLIAM J. COPELAND                      Trustee                             October 28, 1999
William J. Copeland

/S/ JAMES E. DOWD                           Trustee*                            October 28, 1999
James E. Dowd
                                            * Resigned April 23, 1999

/S/LAWRENCE D. ELLIS, M.D.                  Trustee                             October 28, 1999
Lawrence D. Ellis, M.D.

/S/EDWARD L. FLAHERTY, JR.                  Trustee                             October 28, 1999
Edward L. Flaherty, Jr.

/S/PETER E. MADDEN                          Trustee                             October 28, 1999
Peter E. Madden

/S/JOHN E. MURRAY, JR.                      Trustee                             October 28, 1999
John E. Murray, Jr.

/S/WESLEY W. POSVAR                         Trustee                             October 28, 1999
Wesley W. Posvar

/S/MARJORIE P. SMUTS                        Trustee                             October 28, 1999
Marjorie P. Smuts



Sworn to and subscribed before me this 28TH day of OCTOBER, 1999

/S/MADALINE P. KELLY
Madaline P. Kelly

Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000
Member, Pennsylvania Association of Notaries